SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 27, 2014 (May 20, 2014)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	file number)	Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At our annual meeting of shareholders on May 20, 2014, three matters were submitted to a vote of our shareholders. The voting results were as follows:

1.	Election of directors: Seven individuals were elected to serve on our board of directors for terms that end at the 2015 annual meeting of shareholders. The number of votes cast for and withheld from each nominee, and the number of abstentions and broker non-votes, were as follows:

Nominee	For	Withheld	Abstentions	Broker Non-Votes
Raymond R. Brandstrom	13,028,032	557,064	254,844	4,630,673
Ryland P. Davis	13,281,213	557,202	1,525	4,630,673
James P. Evans	13,257,421	557,194	25,325	4,630,673
David J. Johnson	13,278,167	560,348	1,425	4,630,673
Melvin L. Keating	13,024,848	560,248	254,844	4,630,673
Michael Vernon	13,281,367	557,148	1,425	4,630,673
Robert G. Wolfe	13,281,551	556,964	1,425	4,630,673

2.	Ratification of appointment of auditors: The shareholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for 2014. The number of votes cast for and against the proposal, and the number of abstentions, were as follows:

For	Against	Abstentions
18,358,813	111,700	100

3.	Advisory vote on executive compensation: The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the annual meeting under the captions “Compensation Discussion and Analysis” and “Executive Compensation”. The number of votes cast for and against the proposal, and the number of abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes
13,219,873	547,399	72,668	4,630,673

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: May 27, 2014	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan Executive Vice President,
General Counsel and Secretary

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